EXHIBIT 99.1

ALJ REGIONAL HOLDINGS, INC. ENTERS INTO DEFINITIVE AGREEMENT TO SELL TOLLING AND TRANSPORTATION AND HEALTH BENEFIT EXCHANGE VERTICALS OF FANEUIL, INC.

NEW YORK, NY, December 22, 2021 – ALJ Regional Holdings, Inc. (NASDAQ: ALJJ) (“ALJ”) announced today that it has entered into a definitive agreement to sell the tolling and transportation and health benefit exchange verticals of its wholly owned subsidiary, Faneuil, Inc. (“Faneuil”), to TTEC Holdings, Inc. (NASDAQ: TTEC) (“TTEC”), one of the largest global customer experience (“CX”) technology and services innovators for end-to-end digital CX solutions. Consideration to be paid by TTEC is $140 million, less an indemnification escrow amount of approximately $15 million dollars. Faneuil is also eligible to receive additional earn-out payments in an aggregate amount of up to $25 million.

Other Faneuil verticals, including its utilities, non-health benefit exchange, commercial and other verticals, as well as Vistio, a wholly owned subsidiary of Faneuil, which incorporates software tools and methodologies to improve and optimize the contact center agent experience, will remain at Faneuil and Faneuil will continue to operate as a wholly owned subsidiary of ALJ.

The transaction is expected to close during the first calendar quarter of 2022, subject to customary closing conditions and regulatory approvals, including clearance under the Hart-Scott-Rodino Act by the Federal Trade Commission.

“This exciting partnership offers us the ability to provide our core clients many opportunities to leverage broader industry capabilities including scalability and security of our IT technology, workforce management, and the ability to leverage near and off‐shore recruiting resources,” said Anna Van Buren, President and CEO of Faneuil. “This acquisition stands as a testament to the strength of the Faneuil business and brings together two management teams with extensive CX expertise to better serve our customers. We look forward to working with the TTEC team to complete the transaction and ensure that we continue to deliver the highest quality service to our customers. Both Faneuil and TTEC anticipate a seamless transition for customers and employees, and a quick enhancement to our existing customers in the new year.”

“We are very pleased with this partnership with TTEC as it creates synergies for both Faneuil’s transitioning and existing customer base and will facilitate additional growth opportunities for Faneuil,” added Jess Ravich, Chief Executive Officer of ALJ.

About Faneuil

For more than 25 years, Faneuil (www.faneuil.com) has specialized in designing, implementing managing and operating multichannel customer care, back‐office business processing, and Solution as a Service (SaaS) offerings for government and commercial clients operating in complex, highly regulated environments nationwide. Headquartered in Hampton, Virginia, Faneuil delivers broad support to several diverse industries, including health and human services, transportation and tolling, utilities, state and municipal governments, and commercial/retail services. With an unrelenting focus on creating consistently positive customer experiences, Faneuil’s customer care professionals are intent on building the brands and reputations of its client partners every day.

About ALJ

ALJ Regional Holdings, Inc. is the parent company of (i) Faneuil, Inc., a leading provider of call center services, back office operations, staffing services, and toll collection services to commercial and governmental clients across the United States, and (ii) Phoenix Color Corp., a leading manufacturer of book components, educational materials, and related products producing value-added components, heavily illustrated books, and specialty commercial products using a broad spectrum of materials and decorative technologies.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws about Faneuil, TTEC, ALJ and the proposed acquisition, including but not limited to all statements about the timing and approvals of the proposed acquisition; ability to consummate the acquisition; the amount of earn-out payments to be paid to Faneuil, if any; future operations; future business performance of Faneuil, TTEC and ALJ; and all outcomes of the proposed acquisition, including synergies, cost savings, and ability to leverage broader industry capabilities, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “continue,” “sustain, “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. You should not place undue reliance on these statements, as they involve certain risks and uncertainties, and actual results or performance may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially include but are not limited to general economic and capital markets conditions; inability to obtain required regulatory or other approvals or to obtain such approvals on satisfactory conditions; inability to satisfy other closing conditions; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; the effects that any termination of the definitive agreement may have on Faneuil or its business; legal proceedings that may be instituted related to the proposed acquisition; unexpected costs, charges or expenses; failure to successfully integrate the acquisition, realize anticipated synergies or obtain the results anticipated; and other risks and uncertainties discussed in ALJ’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission and available through EDGAR on the SEC’s website at www.sec.gov. All forward-looking statements in this release are made as of the date hereof and we assume no obligation to update any forward-looking statement.

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